Exhibit 10.64.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

SHARE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 dated as of July 28, 2008 (the “Amendment”), to the Amended and Restated Share Purchase Agreement dated as of April 29, 2008 (as amended, the “Agreement”), relating to Costafilm Limited Local Corporation, a limited liability company incorporated under the laws of the Russian Federation, registered by Interdistrict Tax Inspection No. 46, Moscow on August 28, 2007, registration number 1077759492304, having its registered office at Radio str., 14 – 1, 105005, Moscow, Russia (the “Company”). is made by and between:

Mr. Evgeniy Borisovich Melentiev, a citizen of the Russian Federation, bearing passport number 50 03 No. 226887 issued by OVD of Sovetskiy district, Novosibirsk on July 12, 2002, code of subdivision 542-009, with his registered address at Zhemchuzhnaya str., 12 – 15, 630090, Novosibirsk, Russia, and Mr. Konstantin Tagirovich Kikichev, a citizen of the Russian Federation, bearing passport number 45 09 No. 411695 issued by Subdivision of Yuzhnoportovyi district, Moscow on December 11, 2007,  code of subdivision 770-113, with his registered address at Melnikova str., 25 – 34, 109044, Moscow, Russia, and Mr. Sergei Vladimirovich Arlanov, a citizen of the Russian Federation, bearing passport number 45 08 No. 500590 issued by Passports and visas issuing department of the Supreme Department of Internal Affairs, Moscow on December 18, 2006, code of subdivision 771-001, with his registered address at Mira av., 110/2 – 72, 129626, Moscow, Russia, and Mr. Dmitri Aleksandrovich Tabarchuk, a citizen of the Russian Federation, bearing passport number 75 00 No. 514698 issued by Traktorozavodskim RUVD, Chelyabinsk on June 4, 2001, code of subdivision 742-047, with his registered address at Artilleriyskiy per., 2 – 5, 454000, Chelyabinsk, Russia (each, a “Seller” and collectively, the “Sellers”), from one side, and CJSC “CTC NETWORK”, a company organised and existing under the laws of the Russian Federation, having its registered office at 3rd Khoroshevskaya str., 12, 123298, Moscow, Russia (“CTC Network”), and CTC Media, Inc., a Delaware corporation with its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware (“CTC Media”), on the other side.  CTC Network and CTC Media are hereinafter collectively referred to as the “Purchaser”.

WITNESSETH:

WHEREAS, the Purchaser and the Sellers entered into the original Share Purchase Agreement on December 18, 2007 and the Amended and Restated Share Purchase Agreement as of Apirl 29, 2008;

WHEREAS, the Purchase and Sellers wish to further amend the Amended and Restated Share Purchase Agreement as set forth herein;

NOW, THEREFORE, the party hereto agrees as follows:

1.             AMENDMENTS

1.1           The following sections of Article I (Definitions) are hereby deleted in their entirety:

“1.12       Disability”;

“1.17       Multiple Defaulting Sellers”;

“1.27       Reserve Amount for 2008”;

“1.28       Reserve Amount for 2009”;

“1.36       Single Defaulting Seller”; and

“1.38       Termination Without Cause”.

1.2           Clauses (a)(i) and (a)(ii) of Section 3.5 of the Agreement are hereby deleted in their entirety and replaced with “[Deliberately Omitted]”.

1.3           Paragraph (b) of Section 3.5 of the Agreement is hereby deleted and replaced with the following:

(a)           The Earn Out Payments shall be calculated as follows:

(i)            Calculation of 2008 Earn Out Payment

The “2008 Earn Out Payment” shall be equal to the Ruble Equivalent of US$ 13,000,000 (thirteen million) less the sum of (1) the amount, if any, of the 2008 Deduction 1, (2) the amount, if any, of the 2008 Deduction 2, (3) any uncollectible accounts receivable or loans as provided in Article 7.6 and (4) any unpaid Damages as provided in Article 9; provided, however, that the 2008 Earn Out Payment can never be adjusted below 0.

Calculation of 2008 Deduction 1

If in the 2008 Financial Year, either (x) production hours sold by the Company is less than 350 FTA hours of TV Product in cases where CTC Network ordered or caused other TV channels to order 350 or more hours and/or (y) the Relevant Audience Share for such Financial Year was below that set forth in Article 3.5(a)(iii)e, 2008 Deduction 1 shall be calculated in accordance with the formula set out immediately below. Otherwise, 2008 Deduction 1 shall be 0.

2008 Deduction 1 = P x (1 - X/Z), where

P = US$ 13 million;

X = the lesser of (i) the number of FTA hours of TV Product actually produced and sold by the Company in the 2008 Financial Year less the aggregate number of FTA hours of TV Product produced and sold in the 2008 Financial Year for any TV Product where the Relevant Audience Share for such TV Product during the course of such

Financial Year was less than that stipulated by Article 3.5(a)(iii)e and (ii) 350 FTA hours; and

Z = the lesser of (i) the number of FTA hours of TV Product actually ordered for production by CTC Network or other TV channels in the 2008 Financial Year and (ii) 350 FTA hours. If Z is less than X then Z equals X.

Calculation of 2008 Deduction 2

If in the 2008 Financial Year, the Company’s EBIT margin is less than 14%, 2008 Deduction 2 shall be calculated in accordance with the formula set out immediately below. Otherwise, 2008 Deduction 2 shall be 0.

2008 Deduction 2 = (S x 14% - Y) x 6.3 x 32.5%, where

S = net sales revenue (without VAT) in 2008

Y = actual EBIT in 2008

(ii)           Calculation of 2009 Earn Out Payment

The “2009 Earn Out Payment” shall be equal to the Ruble Equivalent of US$ 13,000,000 (thirteen million) less the sum of (1) the amount, if any, of the 2009 Deduction 1, (2) the amount, if any, of the 2009 Deduction 2, (3) any uncollectible accounts receivable or loans as provided in Article 7.6, (4) any unpaid Damages as provided in Article 9 and (5) the amount of any deductions that would have been made to the 2008 Earn Out Payment but for the fact that the amount of such deduction would have put the 2008 Earn Out Payment below 0; provided, however, that the 2009 Earn Out Payment can never be adjusted below 0.

Calculation of 2009 Deduction 1

If in the 2009 Financial Year, any of (x) the number of FTA hours of TV Product produced by the Company and sold to CTC Network is less than the number of FTA hours of TV Product ordered by CTC Network during such Financial Year  (provided such number of FTA hours ordered by CTC Network does not exceed 250 FTA hours), (y) the Other Channel Revenue Objective is not achieved in such Financial Year and/or (z) the Relevant Audience Share for such Financial Year was below that set forth in Article 3.5(a)(iii)e, 2009 Deduction 1 shall be calculated in accordance with the formula set out immediately below. Otherwise, 2009 Deduction 1 shall be 0.

2009 Deduction 1 = P x (1 - X/Z), where

P = US$ 13 million;

X = the sum of (1) number of FTA hours of TV Product actually produced by the Company and sold to CTC Network in the 2009 Financial Year and (2) if the Other Channel Revenue Objective was achieved in the 2009 Financial Year, 100 FTA hours, or, otherwise, Y (as calculated below) less (3) the aggregate number of FTA hours produced and sold in the 2009 Financial Year for any TV Product where the Relevant Audience Share for such TV Product during the course of such Financial Year was less than that stipulated by Article 3.5(a)(iii)e;

Z = the sum of (1) the lesser of (i) the number of FTA hours of TV Product actually ordered by CTC Network for production by the Company in the 2009 Financial Year and (ii) 250 FTA hours and (2) 100 FTA hours. If Z is less than X then Z equals X; and

Y = 100 x (A / 0.40), where A = the Company’s revenues from the production and sale of TV Product to TV channels other than CTC Network / the Company’s revenues from the production and sale of TV Product to CTC Network, each for such Financial Year.

Calculation of 2009 Deduction 2

If in the 2009 Financial Year, the Company’s EBIT margin is less than 14%, 2009 Deduction 2 shall be calculated in accordance with the formula set out immediately below. Otherwise, 2009 Deduction 2 shall be 0.

2009 Deduction 2 = (S x 14% - Y) x 5.4 x 32.5%, where

S = net sales revenue (without VAT) in 2009

Y = actual EBIT in 2009

(iii)          Calculation of 2010 Earn Out Payment

The “2010 Earn Out Payment” shall be equal to the Ruble Equivalent of US$ 13,000,000 (thirteen million) less the sum of (1) the amount, if any, of the 2010 Deduction 1, (2) the amount, if any, of the 2010 Deduction 2, (3) any uncollectible accounts receivable or loans as provided in Article 7.6, (4) any unpaid Damages as provided in Article 9 and (5) the amount of any deductions that would have been made to the 2009 Earn Out Payment  but for the fact that the amount of such deduction would have put the 2009 Earn Out Payment below 0; provided, however, that the 2010 Earn Out Payment can never be adjusted below 0.

Calculation of 2010 Deduction 1

If in the 2010 Financial Year, any of (x) the number of FTA hours of TV Product produced by the Company and sold to CTC Network is less than the number of FTA hours of TV Product ordered by CTC Network during such Financial Year  (provided such number of FTA hours ordered by CTC Network does not exceed 250 FTA hours), (y) the Other Channel Revenue Objective is not achieved for such Financial Year and/or (z) the Relevant Audience Share for such Financial Year was below that set forth in Article 3.5.(a)(iii)e, 2010 Deduction 1 shall be calculated in accordance with the formula set out immediately below. Otherwise, 2010 Deduction 1 shall be 0.

2010 Deduction 1 = P x (1 - X/Z), where

P = US$ 13 million;

X = the sum of (1) number of FTA hours of TV Product actually produced by the Company and sold to CTC Network in the 2010 Financial Year and (2) if the Other Channel Revenue Objective was achieved in the 2010 Financial Year, 100 FTA hours, or, otherwise, Y (as calculated below) less (3) the aggregate number of FTA hours produced and sold in the 2010 Financial Year for any TV Product where the Relevant Audience Share for such TV Product during the course of such Financial Year was less than that stipulated by Article 3.5(a)(iii)e;

Z = the sum of (1) the lesser of (i) the number of FTA hours of TV Product actually ordered by CTC Network for production by the Company in the 2010 Financial Year and (ii) 250 FTA, and (2) 100 FTA hours. If Z is less than X then Z equals X; and.

Y = 100 x (A / 0.40), where A = the Company’s revenues from the production and sale of TV Product to TV channels other than CTC Network / the Company’s revenues from the production and sale of TV Product to CTC Network, each for such Financial Year.

Calculation of 2010 Deduction 2

If in the 2010 Financial Year,  the Company’s EBIT margin is less than 14%, 2010 Deduction 2 shall be calculated in accordance with the formula set out immediately below. Otherwise, 2010 Deduction 2 shall be 0.

2010 Deduction 2 = (S x 14% - Y) x 4.9 x 32.5%, where

S = net sales revenue (without VAT) in 2010

Y = actual EBIT in 2010

1.4           Paragraph (g) of Section 6.2 is hereby deleted in its entirety and replaced with the following:

“(g)         Employment Agreements

Each of the Sellers may enter into an employment agreement with the Company.  Any such agreements shall be in form and substance acceptable to the Purchaser and shall provide for a monthly salary of RUR 248,000 payable in RUR, which monthly salary shall be subject to annual adjustment based on the official inflation rate in the Russian Federation. In addition, each of the Sellers shall be entitled to performance bonuses based on the results of the Company in the 2009 and 2010 Financial Years, the amounts and conditions of such performance bonuses shall be established no later that March 31 of such Financial Year.

In the 2008 Financial Year the performance bonuses shall be based on the following principles:

(x)            Each Seller’s performance bonus shall be equal to 6 monthly salaries if EBIT margin for the Company in the 2008 Financial Year is over 17% but less than 20%.

(y)           Each Seller’s performance bonus shall be equal to 12 monthly salaries if EBIT margin for the Company in the 2008 Financial Year is 20% or greater.”

2.             MISCELLANEOUS

2.1           Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Agreement.

2.2           This Amendment together with the Agreement (including the exhibits and Schedules thereto) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof and thereof.

2.3           The Agreement remains in full force and effect, except as specifically modified by this Amendment, and the terms and conditions thereof, as specifically modified by this Amendment, are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the day and year first above written.

EXECUTED by
Evgeniy Borisovich Melentiev	/s/ Evgeniy Borisovich Melentiev

EXECUTED by
Konstantin Tagirovich Kikichev	/s/ Konstantin Tagirovich Kikichev

EXECUTED by
Sergei Vladimirovich Arlanov	/s/ Sergei Vladimirovich Arlanov

EXECUTED by
Dmitri Aleksandrovich Tabarchuk	/s/ Dmitri Aleksandrovich Tabarchuk

EXECUTED by
CJSC “CTC Networks”
acting by its General Director
Alexander Efimovich Rodnyansky	/s/ Alexander Efimovich Rodnyansky

EXECUTED by
CTC Media, Inc.
acting by its President and
Chief Executive Officer
Alexander Efimovich Rodnyansky	/s/ Alexander Efimovich Rodnyansky

ACKNOWLEDGED BY THE SPOUSE

OF EACH SELLER:

ACKNOWLEDGED BY THE SPOUSE OF
Evgeniy Borisovich Melentiev

ACKNOWLEDGED BY THE SPOUSE OF
Konstantin Tagirovich Kikichev

ACKNOWLEDGED BY THE SPOUSE OF
Sergei Vladimirovich Arlanov

ACKNOWLEDGED BY THE SPOUSE OF
Dmitri Aleksandrovich Tabarchuk